Exhibit F-1

                              [CONECTIV LETTERHEAD]




November 2, 2000



Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  Conectiv
               SEC File No. 70-9607

Ladies and Gentlemen:

          This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the filing of an Application on Form U-1 (File No. 70-9607) (the "Application") of Conectiv, Delmarva Power & Light Company ("DPL"), and Atlantic City Electric Company ("ACE," collectively "Applicants") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application requests, among other things, that the Commission issue an order authorizing the sale by DPL of a 7.51% (164 MW) ownership interest in the Peach Bottom Atomic Power Station Unit Nos. 2 and 3 ("Peach Bottom") to PECO Energy Company ("PECO") (the "Transaction"). PECO presently owns 42.49% of Peach Bottom.

          I am a member of the bars of the State of Delaware and the Commonwealth of Virginia, the states in which DPL is incorporated. I am not a member of the bar of the Commonwealth of Pennsylvania, where the assets to be sold by DPL are located. I do not hold myself out as an expert in the laws of any state other than Delaware and Virginia. For purposes of this opinion, to the extent I deemed necessary, I have relied on advice from counsel employed or retained by Conectiv who are members of the bar of the Commonwealth of Pennsylvania.

          In connection with this opinion, I or attorneys in whom I have confidence have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Applicants and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In this examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, we have relied, when relevant facts were not independently established, upon statements contained in the Application.

          The opinions expressed below with respect to the Transaction are subject to and rely upon the following assumptions, qualifications, limitations, conditions and exceptions:

     1. The Transaction shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the Board of Directors of DPL.

     2. All required approvals, authorizations, consents, certificates, rulings and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities (other than commissions and regulatory authorities of the State of Delaware and the Commonwealth of Virginia) with respect to the Transaction shall have been obtained or made, as the case may be, and shall have become final and unconditional in all respects and shall remain in effect (including the approval and authorization of the Commission under the Act), and the Transaction shall have been accomplished in accordance with all such approvals, authorizations consents, certificates, orders, filings and registrations.

     3. All corporate formalities required by state laws for the consummation of the Transaction shall have been taken.

     4. The parties shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          Based on the foregoing, and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the Transaction is consummated in accordance with the Application:

     1. All state laws applicable to the Transaction will have been complied with.

     2. Conectiv is a corporation validly organized and duly existing under the laws of the State of Delaware. DPL is a corporation validly organized and duly existing under the laws of the State of Delaware and the Commonwealth of Virginia.

     3. The consummation of the Transaction will not violate the legal rights of the holders of any securities issued by DPL, or any associate company thereof.


          I hereby consent to the use of this opinion in connection with the Application.

                                        Very truly yours,



                                        Peter F. Clark

                              [CONECTIV LETTERHEAD]




November 2, 2000


Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.

Washington, D.C. 20549

                            Re:     Conectiv

                                    SEC File No. 70-9607

Ladies and Gentlemen:

          This opinion is furnished to the Securities and Exchange Commission (the "Commission") in connection with the filing of an Application on Form U-1 (File No. 70-9607) (the "Application") of Conectiv, Delmarva Power & Light Company ("DPL"), and Atlantic City Electric Company ("ACE," collectively "Applicants") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Application requests, among other things, that the Commission issue an order authorizing the sale by DPL of a 7.51% (164 MW) ownership interest in the Peach Bottom Atomic Power Station Unit Nos. 2 and 3 ("Peach Bottom") to PECO Energy Company ("PECO") (the "Transaction"). PECO presently owns 42.49% of Peach Bottom.

          I am a member of the bars of the State of Delaware and the Commonwealth of Pennsylvania. The assets to be sold by DPL are located in the Commonwealth of Pennsylvania. I do not hold myself out as an expert in the laws of any state other than Delaware and Pennsylvania.

          In connection with this opinion, I or attorneys in whom I have confidence have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Applicants and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, we have relied, when relevant facts were not independently established, upon statements contained in the Application.

          The opinions expressed below with respect to the Transaction are subject to and rely upon the following assumptions, qualifications, limitations, conditions and exceptions:

     1. The Transaction shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the Board of Directors of DPL.

     2. All required approvals, authorizations, consents, certificates, rulings and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities (other than commissions and regulatory authorities of the Commonwealth of Pennsylvania) with respect to the Transaction shall have been obtained or made, as the case may be, and shall have become final and unconditional in all respects and shall remain in effect (including the approval and authorization of the Commission under the Act), and the Transaction shall have been accomplished in accordance with all such approvals, authorizations consents, certificates, orders, filings and registrations.

     3. All corporate formalities required by state laws for the consummation of the Transaction shall have been taken.

                  The parties shall have obtained all consents, waivers and releases, if any, required for the Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          Based on the foregoing, and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the Transaction is consummated in accordance with the Application:

     1. The laws of the Commonwealth of Pennsylvania applicable to the Transaction will have been complied with.


          I hereby consent to the use of this opinion in connection with the Application.

                                        Very truly yours,



                                        Karen M. Bab